UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2015

TELIGENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 697-1441

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2015, Teligent, Inc., a Delaware corporation (the “Company”) entered into a First Amendment (“Amendment”) to the Asset Purchase Agreement dated as of September 24, 2014 (the “Purchase Agreement”) with AstraZeneca Pharmaceuticals LP, a Delaware corporation (“AstraZeneca”). As previously disclosed in the Company’s Current Report on Form 8-K filed on September 24, 2014, under the Purchase Agreement, the Company acquired all rights, titles and interests of AstraZeneca and its affiliates in Abbreviated New Drug Applications and New Drug Applications associated with eighteen products (collectively the “Purchased Regulatory Approvals”) and certain documents relating thereto (together with the Purchased Regulatory Approvals, the “Purchased Assets”). Pursuant to the Amendment, the Company and AstraZeneca have agreed to extend the date prior to which the Company may elect to satisfy in full its royalty obligations from December 1, 2015 to June 30, 2016.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Asset Purchase Agreement, by and between Teligent, Inc. and AstraZeneca Pharmaceuticals, LP, dated as of November 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: December 4, 2015	By: /s/ Jenniffer Collins
	Name:	Jenniffer Collins
	Title:	Chief Financial Officer